EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.panhandleoilandgas.com

PANHANDLE OIL AND GAS INC. ANNOUNCES PRICING OF COMMON STOCK OFFERING

OKLAHOMA CITY, Aug. 28, 2020 - Panhandle Oil and Gas Inc. (“Panhandle” or the “Company”) (NYSE: PHX) announced today that it priced its previously announced underwritten public offering of 5,000,000 shares of common stock at a price to the public of $1.63 per share. In addition, the Company has also granted the underwriters a 30-day option to purchase up to 750,000 additional shares of common stock at the same price per share. The offering is expected to close on or about Sept. 1, 2020, subject to customary closing conditions.

The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $7.2 million (exclusive of the proceeds from the underwriters’ 30-day option to purchase additional shares of common stock). The Company intends to use the net proceeds of the offering to fund pending acquisitions, subject to customary closing conditions, and for general corporate purposes.

Stifel and Northland Capital Markets are acting as joint book-running managers for the offering with Stifel acting as representative of the underwriters.

The public offering of the Company’s common stock is being made pursuant to an effective shelf registration statement, including the base prospectus, and a related prospectus supplement.  A copy of the final prospectus supplement relating to the offering may be obtained from Stifel, Nicolaus & Co. Inc., Attention: Syndicate Department, One South Street, 15th Floor, Baltimore, MD 21202, by email: SyndProspectus@stifel.com or by telephone: (855) 300-7136.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipates," "plans," "estimates," "believes," "expects," "intends," "will," "should," "may" and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Panhandle's current views about future events. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company's

1601 NW Expressway, Suite 1100 ☒ Oklahoma City, OK 73118 ☒ Ph. (405) 948-1560 ☒ Fax (405) 948-1063

Panhandle Oil and Gas Inc. Announces

Pricing of Common Stock Offering…cont.

management. Information concerning these risks and other factors can be found in the Company's filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company's website or the SEC's website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Panhandle Oil and Gas Inc. (NYSE: PHX) Oklahoma City-based, Panhandle Oil and Gas Inc. is an oil and natural gas mineral company with a strategy to proactively pursue the acquisition of additional minerals in our core areas of focus. Panhandle owns approximately 258,000 net mineral acres principally located in Oklahoma, North Dakota, Texas, New Mexico and Arkansas. Approximately 71% of this mineral count is unleased and undeveloped. Additional information on the Company can be found at www.panhandleoilandgas.com.

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